We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-________) pertaining to the 1995 Stock Incentive Plan of Commonwealth Aluminum Corporation of our report dated May 10, 1996, with respect to the consolidated financial statements of CasTech Aluminum Group Inc. included in the Current Report (Form 8-K) of Commonwealth Aluminum Corporation filed September 26, 1996 with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Akron, Ohio
January 6, 1997